EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Omega Protein Corporation, which appears in Omega Protein Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

PRICEWATERHOUSE COOPERS, LLP

New Orleans, Louisiana

June 22, 2006

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